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EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-57194, 333-19101, 33-96542, 333-09081, 333-09875, 333-25475, 333-44433, 333-44441, 333-57103, 333-69029, 333-71133 and 333-80077) and the Registration Statements on Form S-8 (Nos. 333-52478, 333-80081, 333-18275, 33-91822, 333-19831, 333-32661 and 333-44443) of Mack-Cali Realty Corporation of our report dated February 21, 2003, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP PricewaterhouseCoopers LLP New York, New York February 25, 2003

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  EXHIBIT 23
CONSENT OF INDEPENDENT ACCOUNTANTS